UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 16, 2010 (March 10, 2010)

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-3551	25-0464690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

625 Liberty Avenue, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 553-5700

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 16, 2010, EQT Corporation (the “Company”) completed a public offering of 12,500,000 shares of its common stock, no par value (the “Common Stock”), at an offering price to the public of $44.00 per share.

Shares of Common Stock were offered by the Company pursuant to its Automatic Shelf Registration Statement on Form S-3ASR (File No. 333-148154) and the Prospectus included therein, filed with the Securities and Exchange Commission on December 19, 2007 and supplemented by the Prospectus Supplement dated March 11, 2010.  The Company intends to use the net proceeds from the sale to accelerate development of its Marcellus and Huron/Berea plays.  As a result of this offering, the Company now has an aggregate of 143,836,272 shares of common stock issued and outstanding.

The Company entered into an Underwriting Agreement, dated March 10, 2010 (the “Underwriting Agreement”), among the Company and J.P. Morgan Securities Inc., Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as representatives of the underwriters named therein (together, the “Underwriters”), in connection with the sale by the Company of its Common Stock.  Pursuant to the Underwriting Agreement, the Company agreed to sell to the Underwriters, and the Underwriters agreed to purchase the Company’s Common Stock for resale to the public.  The Company also granted the Underwriters an option exercisable for a period of 30 days from March 10, 2010 to purchase up to an additional 1,875,000 shares of common stock at the public offering price, less an underwriting discount.  The Underwriting Agreement includes customary representations, warranties and covenants by the Company.  It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

The following exhibit is filed herewith:

(d) Exhibits.

Exhibit No.	Description
1.1

Underwriting Agreement, dated March 10, 2010, among EQT Corporation and J.P. Morgan Securities Inc., Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as representatives of the underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Dated: March 16, 2010	By:	/s/ Philip P. Conti
		Name:	Philip P. Conti
		Title:	Senior Vice President and
Chief Financial Officer